UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2023

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Dr.
Post Office Box 98510
Las Vegas, Nevada
(Address of principal executive offices)

89193-8510

(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading symbol)	(Exchange on which registered)
Southwest Gas Holdings, Inc. Common Stock, $1 par value	SWX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K of Southwest Gas Holdings, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission on February 14, 2023 (the “Initial Form 8-K”), which described, among other matters, the Company’s completed sale of all of the equity interests in MountainWest Pipelines Holding Company, a wholly owned subsidiary of the Company (“MountainWest”), pursuant to the terms of that certain Purchase and Sale Agreement, dated as of December 14, 2022, by and between the Company, MountainWest and Williams Partners Operating LLC, a wholly owned subsidiary of The Williams Companies, Inc. (collectively, the “Sale”). As indicated in the Initial Form 8-K, this Amendment No. 1 amends and supplements the Initial Form 8-K to include unaudited pro forma financial information required by Item 9.01(b) of Form 8-K in connection with the Sale.

No other amendments to the Initial Form 8-K are being made by this Amendment No. 1.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b), the unaudited pro forma combined financial statements of the Company as of and for the nine months ended September 30, 2022 are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited pro forma combined financial statements of Southwest Gas Holdings, Inc. as of and for the nine months ended September 30, 2022.

104	Cover Page formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

/s/ Robert J. Stefani
Date: February 21, 2023	Robert J. Stefani
Senior Vice President/Chief Financial Officer